EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated November 23, 2010, with respect to the consolidated balance sheet of NorthStar Senior Care Trust, Inc. contained in Amendment No. 1 to the Registration Statement and Preliminary Prospectus (File No. 333-170802). We consent to the use of the aforementioned report in this Registration Statement and Preliminary Prospectus, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
New York, New York
January 14, 2011